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                                                                  Exhibit 16.1



                        [ERNST & YOUNG LLP LETTERHEAD]




March 30, 1995


Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, DC 20549




Service Corporation International (SCI) has requested that we read Item 9 of the Form 10-K report SCI has indicated it will file with the Commission and to provide this letter. Item 9 contains our views as we have conveyed them to SCI and we have nothing further to add.





                                                      Very truly yours,



                                                      /s/  ERNST & YOUNG LLP